                                                                   EXHIBIT 10.29

                                      LEASE

1. PARTIES. This Lease ("Lease"), dated for reference purposes this 17 day of January, 2001, is between THERRIAULT-COGAN, L.L.C., a Washington Limited Liability Company ("Landlord"), and ETMA CORPORATION, a Washington Corporation ("Tenant").

2.       PREMISES

         2.1 DESCRIPTION. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, on the terms and conditions herein, the commercial premise at the common address of 18620 NE 67th Ct., Redmond, King County, Washington (the "Premises"). The Premises, which contain approximately 28,820 feet of warehouse space, and approximately 1,200 square feet of office space, restrooms, and a lunchroom, is legally described on Exhibit No. 1.

         2.2 CONDITION. Landlord makes no representation regarding the condition of the Premises. Tenant represents that it has inspected the Premises and accepts the Premises in its "as is" condition, except that the Premises shall be habitable and all mechanical and electrical systems shall be delivered in good working order.

3.       TERM

         3.1      INITIAL TERM. The Initial Term of this Lease shall be for five
(5) years, commencing on the later of (i) February 1, 2001, or (ii) fourteen
(14) days after Tenant receives written notice that an agreement terminating the existing lease has been executed (or sooner at Tenant's option) (the "Commencement Date"), and ending on January 31, 2006.

         3.2 DELIVERY OF POSSESSION. Tenant shall be entitled to possession of the Premises once (i) this Lease has been fully executed, (ii) Tenant has delivered to Landlord the Prepaid Rent as provided in Article 4.2 herein, and
(iii) Landlord has executed an agreement with the current tenant terminating the existing lease.

         3.3 CERTIFICATE OF OCCUPANCY. Any Certificate of Occupancy, or permits, which may be required by local municipalities for Tenant's specific or intended use of the Premises shall be the obligation of the Tenant to obtain, and shall be at the sole cost and expense of Tenant.

4.       BASE RENT AND ADDITIONAL RENT

         4.1 BASE RENT. Tenant agrees to pay Landlord on or before the first day of each month during the term of the Lease, at such place as Landlord may designate in writing, without prior notice or demand, Base Rent as follows:

                  Months 1 through 29: $21,133.50 ($.675/sq. ft for warehouse, and $1.40/sq. ft. for office)

                  Months 30 though 60: $22,634.50 ($.725/sq. ft for warehouse, and $1.45/sq. ft. for office)

Landlord's initials:___             Page 1 of 17             Tenant's Initials:_

                                                                   EXHIBIT 10.29

         4.2 PREPAID RENT. Tenant, at the time of execution of this Lease, shall pay to Landlord the sum of Forty Two Thousand Two Hundred Sixty Seven and 00/100 Dollars ($42,267.00). This sum shall be held by Landlord, and shall be applied to the Base Rent which will be due and owing by Tenant for the 24th month and the 36th month of the Lease term.

         4.3 ADDITIONAL RENT. Tenant shall pay to Landlord as Additional Rent the following amounts:

                  (a) REIMBURSABLE OPERATING EXPENSES. One-Twelfth (1/12) of the total Reimbursable Operating Expenses Landlord estimates will be incurred for the current calendar year. Reimbursable Expenses shall be deemed to include, but not necessarily be limited to (i) utilities, (ii) fire and extended coverage insurance on the Premises and Landlord's liability insurance, (iii) maintenance and repairs (excluding structural repairs and roof replacement but including roof maintenance), (iv) landscaping, parking lot, sidewalk, and mechanical systems repairs, replacement, and maintenance, and
                  (v) monthly management fees in the amount of four percent (4%) of the scheduled monthly Base Rent. The only cost of ownership not included within the definition of Reimbursable Operating Expenses shall be costs incurred in making major structural repairs, and in the replacement of the roof. The estimated monthly Additional Rent payment for the calendar year 2001, excluding real property taxes and the water tower LID assessment, is $1,982.00. This amount shall be paid on a monthly basis at the time of payment of the monthly Base Rent.

                  (b) TAXES. The term "Taxes" shall include any form of assessment, license fee, rent, tax, levy, penalty, or real estate tax (other than inheritance or estate taxes), imposed by any authority having the direct or indirect power to tax any legal or equitable interest of Landlord in the Premises or in the real property of which the Premises are a part. At the time of execution of this Lease, the only applicable tax to be paid by Tenant to Landlord is the annual real property tax which is paid on a semi-annual basis. Such taxes paid for calendar year 2000 were $28,443.26. This amount shall be paid to Landlord on or before the later of (i) fifteen (15) days after Tenant receives a copy of the Landlord's tax statement, or (ii) thirty (30) days prior to the last date (the "due date") that the semiannual payment can be paid without thereafter accruing any interest or penalties. Tenant acknowledges that under current law the due dates are April 30 and October 31 of each calendar year.

                  (c) ASSESSMENTS. The water tower LID assessment, and any other assessment which hereafter becomes an encumbrance against the Premises. If the assessment can lawfully be paid in installments Tenant shall have the right to pay the assessment in such installments, rather than the entire assessment balance. The amount of any assessment due shall be paid to Landlord on or before the later of (i) fifteen (15) days after receipt of a copy of the Landlord's assessment invoice, or (ii) thirty (30) days prior to the last date (the "due date") that the assessment, or

Landlord's initials:___             Page 2 of 17             Tenant's Initials:_

                                                                   EXHIBIT 10.29

                  assessment installment if applicable, can be paid without thereafter accruing any interest or penalties.

         4.4 ANNUAL ADJUSTMENT OF REIMBURSABLE OPERATING EXPENSES. Monthly payments of Reimbursable Operating Expenses shall be based upon a budget established by the Landlord and delivered to the Tenant at least thirty (30) days prior to the end of each calendar year. Within sixty (60) days after the end of each calendar year (commencing at the end of calendar year 2001), Landlord will provide Tenant with a statement of the actual expenses incurred by the Landlord and chargeable to the Tenant pursuant to Article 4.3(a). If the actual expenses are greater than the amount paid by the Tenant during the calendar year, Tenant shall pay the difference within thirty (30) days of receipt of the statement from the Landlord. If the Tenant has paid more than the actual expenses set forth in the Landlord's accountings, then the overage shall be credited to the next rental obligations due and/or which will become due by the Tenant. The Landlord shall make its books and records concerning expenses chargeable under Article 4.3(a) available for inspection by the Tenant at reasonable times and without cost.

5. LATE CHARGE. Tenant acknowledges that late payment by Tenant to Landlord of rent, or additional rent, will cause Landlord to incur costs not contemplated by this Lease, the exact amount which would be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Therefore, in the event Landlord does not receive any installment of rent, or additional rent, or any other sum due under this Lease within seven (7) days after such sum is due, Tenant shall pay to Landlord, as additional rent, a late charge equal to five percent (5%) per month of each such installment or other sum due.

6. SECURITY DEPOSIT. Tenant shall deposit with Landlord, upon execution of this Lease, the sum of Twenty Two Thousand Six Hundred Thirty Four and 00/100 Dollars ($22,634.50) as security for Tenant's faithful performance of Tenant's obligations under this Lease. If Tenant fails to pay Base Rent, Additional Rent or other charges due herein, or otherwise defaults with respect to any provision of this Lease, Landlord may apply all or any portion of said deposit to the payment of the arrearage or any other sum to which Landlord may become obligated by reason of Tenant's default. If Landlord so uses or applies all or any portion of the deposit, Tenant shall within five (5) days after written demand deposit cash with Landlord in an amount sufficient to restore said deposit to the full original amount and Tenant's failure to do so shall be a breach of this Lease. Landlord shall keep said deposit in a separate interest bearing account. If Tenant performs all of Tenant's obligations herein, the deposit shall be returned, with earned interest thereon, to Tenant within fourteen (14) days after the expiration of the lease term.

7. UTILITIES. Tenant shall pay, prior to delinquency all water, gas, heat, light, power, telephone and other utilities and services supplied to the Premises, together with any taxes thereon, and shall hold Landlord harmless from any liability thereon.

8. PERSONAL PROPERTY TAXES. Tenant shall pay, prior to delinquency all taxes assessed against and levied upon Leasehold Improvements, trade fixtures, furnishings,

Landlord's initials:___             Page 3 of 17             Tenant's Initials:_

                                                                   EXHIBIT 10.29

equipment and all other personal property of Tenant contained in the Premises. Tenant shall cause all leasehold improvements, trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Landlord. If any of Tenant's personal property is assessed with Landlord's real property, Tenant shall pay Landlord the taxes attributable to Tenant's property within ten (10) days after receipt of a written statement setting forth the amount owing.

9.       INSURANCE AND LIABILITY

         9.1 FIRE INSURANCE. Landlord will maintain fire and extended coverage insurance in the amount of the full Insurable value of the Premises. Tenant will be assessed for it's pro rata share of the expense of maintaining such Insurance as provided in Article 4.

         9.2 TENANT'S PROPERTY INSURANCE. Tenant shall maintain in full force and effect on all of its fixtures and equipment in the Premises a policy of fire and extended coverage Insurance with standard coverage endorsement to the extent of at least eighty percent (80%) of their insurable value. Landlord will not carry Insurance on Tenant's possessions. Tenant shall furnish Landlord with a certificate of such policy prior to the commencement of this Lease, and whenever required shall satisfy Landlord that such policy is in full force and effect.

         9.3 LIABILITY INSURANCE. Tenant shall provide and maintain throughout the term of the Lease comprehensive liability insurance insuring Landlord and Tenant against all liability arising from injury to person or property in any way related to the use, occupancy or maintenance of the Premises by Tenant, and Tenant's employees, principals, invitees and guests. The coverage shall be in an amount not less than Two Million and 00/100 Dollars ($2,000,000) single limit. Landlord shall be named as an additional insured on said policy which shall be primary and non-contributing with any insurance carried by the Landlord. The liability insurance policy shall contain an endorsement requiring at least thirty (30) days written notice to Landlord prior to any cancellation or reduction in the amount of coverage. Tenant will provide, prior to the Commencement Date, a certificate establishing that Landlord has been named as additional insured, and that the endorsements have been added. The limit of such insurance shall not limit the liability of the Tenant hereunder. If Tenant fails to procure and maintain said insurance, Landlord shall have the option to procure and maintain the insurance at the expense of Tenant. Insurance required hereunder shall be issued by companies rated A:XII or better in "Best's Key Rating Guide." All such policies shall be written as primary policies not contributing with and not in excess of coverage which Landlord may carry.

         9.4 WAIVER OF SUBROGATION. Neither Landlord nor Tenant shall be liable to the other party or to any insurance company insuring the other party (by way of subrogation or otherwise) for any loss or damage to any building, structure or tangible personal property of the other occurring in or about the Premises, even though such loss or damage might have been occasioned by the negligence of such party, its agents or employees, if such loss or damage is covered by insurance benefiting the party suffering such loss or damage or was required to be covered by insurance under terms of this Lease. Each party shall cause each insurance policy obtained by it to contain the waiver of subrogation clause.

Landlord's initials:___             Page 4 of 17             Tenant's Initials:_

                                                                   EXHIBIT 10.29

         9.5 HOLD HARMLESS. Tenant shall indemnify, defend and hold Landlord, its officers, agents, employees, and contractors harmless from all losses, damages, fines, penalties, claims, liabilities and expenses (including Landlord's personnel and overhead costs and attorneys' fees and other costs incurred in connection with such claims regardless of whether claims involve litigation) resulting from any actual or alleged injury to any person or from any actual or alleged loss of, or damage to, any property attributable to Tenant's operation or occupation of the Premises or caused by, or resulting from, any act or omission of Tenant or any licensee, assignee, or concessionaire, or of any officer, agent, employee, guest or invitee of any such person in or about the Premises, or Tenant's breach of its obligations under this Lease. Tenant shall also pay for, indemnify, defend and hold Landlord, and its officers, partners, members, agents, employees, and contractors harmless from all losses, damages, fines, penalties, claims and third party claims, and expenses (including Landlord's personnel and overhead costs and attorneys' fees and other costs incurred in connection with such claims regardless of whether claims involve litigation), and any other liability and/or clean-up costs in any way related to, or arising out of, the existence of any hazardous substance or material as defined under any applicable law or regulation where such substance was deposited onto the Premises, or in proximity thereto, by Tenant, or by Tenant's officers, agents, employees, customers, clients, agents, contractors, or other third parties acting at the request of, or for the benefit of, Tenant. Landlord shall not be liable for interference with light, air or view or for any latent defect in the Premises. Tenant shall promptly notify Landlord of casualties or accidents occurring in or about the Premises. Notwithstanding the foregoing, if losses, liabilities, damages, liens, costs and expenses so arising are caused by the concurrent negligence of both Landlord and Tenant, their employees, agents, invitees and licensees, Tenant shall indemnify Landlord only to the extent of Tenant's own negligence or that of its officers, agents, employees, guests or invitees. This provision shall survive termination or expiration of this Lease. Landlord shall indemnify, defend and hold Tenant, its officers, agents, employees, and contractors harmless from all losses, damages, fines, penalties, claims, liabilities and expenses (including Landlord's personnel and overhead costs and attorneys' fees and other costs incurred in connection with such claims regardless of whether claims involve litigation) resulting from any actual or alleged injury to any person or from any actual or alleged loss of, or damage to, any property attributable to Landlord's ownership, operation or occupation of the Premises or caused by, or resulting from, any act or omission of Landlord or any licensee, assignee, or concessionaire, or of any officer, agent, employee, guest or invitee of any such person in or about the Premises, or Landlord's breach of its obligations under this Lease. Landlord shall also pay for, indemnify, defend and hold Tenant, and its officers, partners, members, agents, employees, and contractors harmless from all losses, damages, fines, penalties, claims and third party claims, and expenses (including Tenant's personnel and overhead costs and attorneys' fees and other costs incurred in connection with such claims regardless of whether claims involve litigation), and any other liability and/or clean-up costs in any way related to, or arising out of, the existence of any hazardous substance or material as defined under any applicable law or regulation where such substance was deposited onto the Premises, or in proximity thereto, by Landlord, or by Landlord's officers, agents, employees, customers, clients, agents, contractors, or other third parties acting at the request of, or for the benefit of, Landlord. Tenant shall not be liable for interference with light, air or view or for any latent defect in the Premises. Landlord shall promptly notify Tenant of casualties or accidents occurring in or about the Premises. Notwithstanding the foregoing, if losses, liabilities,

Landlord's initials:___             Page 5 of 17             Tenant's Initials:_

                                                                   EXHIBIT 10.29

damages, liens, costs and expenses so arising are caused by the concurrent negligence of both Landlord and Tenant, their employees, agents, invitees and licensees, Landlord shall indemnify Tenant only to the extent of Landlord's own negligence or that of its officers, agents, employees, guests or invitees. This provision shall survive termination or expiration of this Lease.

10.      USE

         10.1 USE. The Premises shall be used for the assembly of circuit boards, and office use related thereto. Tenant shall, at Tenant's expense, comply promptly with all applicable statutes, ordinances, rules, regulations, orders and requirements in effect during the term of the Lease. Tenant shall not use or permit the use of the Premises in any manner that will tend to create waste or a nuisance.

         10.2 CONDITION OF PREMISES. Subject to Article 2.2, Tenant hereby accepts the Premises in the condition which exists as of the Commencement Date, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises. Tenant acknowledges that neither Landlord nor Landlord's agents have made any representation or warranty as to the suitability of the Premises for the conduct of the business intended by Tenant.

         10.3 STORAGE OF HAZARDOUS MATERIALS. Tenant shall not use or store on the Premises any material defined under any applicable law or regulation as a hazardous substance or material except to the extent permitted under applicable laws and regulations. All such hazardous substances and materials shall be lawfully removed from the Premises at the expiration or earlier termination of the lease term.

11.      MAINTENANCE, REPAIRS AND ALTERATIONS

         11.1 LANDLORD'S OBLIGATIONS. Landlord shall be responsible for maintaining in good repair the structural portions of the Premises, and for replacement of the roof when and if necessary.

         11.2 TENANT'S OBLIGATION. Tenant shall, at its sole cost and expense, and except as otherwise set forth in Article 11.1, keep and maintain the interior and exterior of the Premises and every part thereof including, but not limited to, windows, doors, and mechanical, plumbing and electrical systems, in good and sanitary order, condition and repair. Tenant acknowledges that maintenance and repair of the exterior of the Premises, except in the circumstance of an emergency, will be performed by Landlord or Landlord's agents, and then charged back to Tenant as Additional Rent as provided in
Article 4.

         11.3     ALTERATIONS AND ADDITIONS

                  (a) Tenant shall not make any alterations, additions or improvements in or to the Premises with a cost in excess of Five Thousand and 00/100 Dollars ($5,000.00), without first submitting to Landlord professionally prepared plans and specifications for such work, and obtaining Landlord's prior written approval which approval shall not be unreasonably withheld. Tenant covenants that it will

Landlord's initials:___             Page 6 of 17             Tenant's Initials:_

                                                                   EXHIBIT 10.29

                  cause all such alterations, additions and improvements to be performed at Tenant's sole cost and expense by a contractor approved by Landlord, which approval shall not be unreasonably withheld, and in a manner which (i) is consistent with the Landlord approved plans, (ii) is in conformity with commercial standards, (iii) includes acceptable insurance coverage for Landlord's benefit, and (iv) does not affect the structural integrity of the Premises. Tenant shall secure all governmental permits and approvals, as well as comply with all other applicable governmental requirements and restrictions. Tenant shall indemnify, defend and hold Landlord harmless from and against all losses, liabilities, damages, liens, costs, penalties and expenses (including attorneys' fees, but without waiver of the duty to hold harmless) arising from or out of the performance of such alterations, additions and improvements. Tenant shall remove all such improvements on the termination of this Lease unless otherwise directed by Landlord, and Tenant shall, at its sole cost and expense, repair any damage to the premises caused by such removal.

                  (b) Before commencing any work relating to alterations, additions and improvements affecting the Premises, Tenant shall notify Landlord in writing of the expected date of commencement. Landlord shall then have the right from time to time to post and maintain on the Premises such notices as Landlord reasonably deems necessary to protect the Premises and Landlord from mechanics' liens, materialmen's liens or any other liens. In any event, Tenant shall pay, when due, all claims for labor or materials furnished to or for Tenant at or for use in the Premises. Tenant shall not permit any mechanics' or materialmen's liens to be levied against the Premises for any labor or material furnished to Tenant or claimed to have been furnished to Tenant or to Tenant's agents or contractors in connection with work of any character performed or claimed to have been performed on the Premises or by or at the direction of Tenant.

         11.4 SURRENDER. On the last day of the term hereof, or on any sooner termination, Tenant shall surrender the Premises to Landlord in good condition, broom clean, ordinary wear and tear excepted. Tenant shall repair any damage to the Premises occasioned by Tenant's use thereof, or by the removal of Tenant's trade fixtures, furnishings and equipment pursuant to Article 11.3(a) which repair shall include the patching and filling of holes and repair of structural damage. Tenant shall indemnify the Landlord against any loss or liability resulting from delay by Tenant in so surrendering the Premises, including without limitation any claims made by any succeeding Tenant founded on such delay.

         11.5 LANDLORD'S RIGHTS. If Tenant fails to perform Tenant's obligations under Article 11.2, Landlord shall have the option, but not the obligation, to enter the premises after five (5) days prior written notice to Tenant to make the repairs. The cost of the work, together with interest thereon at the rate of eighteen percent (18%) per annum, shall be immediately due and payable as additional rent.

Landlord's initials:___             Page 7 of 17             Tenant's Initials:_

                                                                   EXHIBIT 10.29

12.      DAMAGE OR DESTRUCTION

         12.1 PARTIAL DESTRUCTION. If the Premises are rendered partially untenantable by fire or other insured casualty, (or if the Premises are declared unsafe or unfit for occupancy by any authorized public authority for any reason, other than Tenant's act, use or occupancy, which declaration requires repairs to the Premises), and if the damage is repairable within sixty (60) days from the date of the occurrence (with the repair work and related preparations to be done during regular working hours on regular work days), Landlord shall repair the Premises with due diligence, to the extent of available insurance proceeds and the monthly rent shall be abated in the proportion that the untenantable portion of the Premises bears to the entire Premises for the period from the date of the casualty to the completion of the repairs, unless the casualty results from Tenant's negligence or intentional conduct or its breach of the terms of this Lease.

         12.2 TOTAL DESTRUCTION. If the Premises are completely destroyed by fire or other casualty, or if they are damaged by an uninsured casualty, or by insured casualty to such an extent that the damage cannot be repaired within sixty (60) days of the occurrence, Landlord shall have the option to either restore the Premises or terminate this Lease. If this Article becomes applicable, Landlord shall advise Tenant within sixty (60) days after such casualty whether Landlord elects to restore the Premises or to terminate the Lease. If Landlord elects to restore the Premises, it shall commence and prosecute the restoration work with diligence. For the period from the date of the casualty until completion of the repairs (or the date of termination of this Lease, if Landlord elects not to restore the Premises), the monthly rent shall be abated in the same proportion that the untenantable portion of the Premises bears to the entire Premises, unless the casualty results from Tenant's negligence or intentional conduct or its breach of its obligations under this Lease.

         12.3 DAMAGE NEAR END OF TERM. If the Premises are partially destroyed or damaged during the last twenty-four (24) months of the term of this Lease, Landlord may, at Landlord's option, cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to Tenant of Landlord's election to do so within sixty (60) days after the date of occurrence of such damage. For the period from the date of the casualty until the date of termination of this Lease under this Article 12.3, the monthly rent shall be abated in the same proportion that the untenantable portion of the Premises bears to the entire Premises, unless the casualty results from Tenant's negligent or intentional conduct or its breach of its obligations under this Lease.

         12.4 MISCELLANEOUS. In the event of any dispute between Landlord and Tenant relative to the provisions of this Article 12, each party may select an arbitrator, the two arbitrators so selected shall select a third arbitrator, and the third arbitrator so selected shall hear and determine the controversy. The arbitrator's decision shall be final and binding on both Landlord and Tenant. Each party shall pay one-half (1/2) of the cost of the arbitration except that the parties shall pay their own attorney's fees. Landlord shall not be required to repair any property installed in the Premises by Tenant. Tenant waives any right under applicable laws inconsistent with the terms of this
Article 12.

Landlord's initials:___             Page 8 of 17             Tenant's Initials:_

                                                                   EXHIBIT 10.29

13.      ASSIGNMENT AND SUBLETTING

         13.1 LANDLORD'S CONSENT REQUIRED. Tenant shall not voluntarily or by operation of law assign, transfer, mortgage, sublet, or otherwise transfer or encumber all or any part of Tenant's interest in this Lease or in the Premises without Landlord's prior written consent which consent shall not be unreasonably withheld. Landlord shall have the right to condition approval of a sublease of some or all of the Premises on the written agreement of Tenant and sub-lessee that any rent which sub-lessee is obligated to pay in excess of the scheduled per square foot rates listed in Section 4.1 herein shall be paid directly to Landlord. Any attempted assignment, transfer, mortgage, encumbrance, or subletting without such consent shall be void and shall constitute a breach of this Lease. Any transfer of Tenant's interest in this Lease or in the Premises from Tenant by merger, consolidation, or liquidation, by any subsequent change in the ownership of fifty percent (50%), or more, of the capital stock of Tenant, or by a transfer of more than a fifty percent (50%) interest in a partnership or limited partnership, shall be prohibited unless the transferee will conduct the same business and Landlord reasonably and in good faith determines that the credit worthiness of the transferee is at least as good as the Tenant's.

         13.2 NO RELEASE OF TENANT. Unless agreed to in writing, Landlord's consent to an assignment or sublease by Tenant, or Landlord's consent to an assignment or sublease by an assignee or sub-tenant or remote assignee or sub-tenant, shall not release Tenant of Tenant's obligation to pay the rent and to perform all other obligations to be performed by Tenant during the term of this Lease. The acceptance of rent by Landlord from any third party shall not be deemed to be a waiver by Landlord of any provision herein. Consent to one assignment or sublease shall not be deemed consent to any subsequent assignment or sublease.

         13.3 ATTORNEY'S FEES. In the event Landlord shall consent to a sublease or assignment, Tenant shall pay Landlord's reasonable attorney's fees incurred in connection with giving such consent, including the fees incurred in investigating the facts and preparing reasonably necessary documentation.

14. RIGHT TO INSPECT. Landlord shall with reasonable written notice to Tenant have the right to enter and inspect the Premises for any reasonable purpose whatsoever, including the right to show the Premises to prospective purchasers or tenants, to post notices of non-responsibility, and to repair the Premises and any portion of the Premises and may for that purpose erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed. Notwithstanding the foregoing, Landlord shall only be obligated to provide reasonable verbal notice during the last 120 days of the Lease term if the purpose of the inspection is to show the Premises to prospective purchasers or tenants.

15.      DEFAULT REMEDIES

         15.1 DEFAULTS. The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by Tenant:

                  (a) The vacation or abandonment of the Premises by Tenant.

Landlord's initials:___             Page 9 of 17             Tenant's Initials:_

                                                                   EXHIBIT 10.29

                  (b) The failure of Tenant to timely pay rent or any other payment required under this Lease where such failure has continued for a period of ten (10) days after written notice from Landlord to Tenant.

                  (c) The failure of Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant where such failure shall continue for a period of thirty (30) days after written notice from Landlord. If the nature of Tenant's default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commenced such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

                  (d) The (i) making by Tenant of any general arrangement for the benefit of creditors; (ii) filing by or against Tenant of a petition to have Tenant adjudged bankrupt, or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); (iii) appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or (iv) attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days.

                  (e) The discovery by Landlord that any financial statement given to Landlord by Tenant, any assignee of Tenant, any subtenant of Tenant, any successor in interest of Tenant, or any assignee of Tenant's obligation hereunder, was materially false.

         15.2 REMEDIES. In the event of a default or breach by Tenant, Landlord may at any time thereafter, with written notice and demand, and without limiting Landlord in the exercise of any other right or remedy which Landlord may have by reason of such default or breach, pursue any of the following remedies:

                  (a) Terminate the Lease and repossess the Premises in any manner permitted by law.

                  (b)      Repossess the Premises without terminating the Lease.

                  (c) Maintain Tenant's right to possession, in which case this Lease shall continue in effect whether or not Tenant shall have abandoned the Premises. In such event, Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder.

                  (d) Pursue any other remedy now or hereafter available to Landlord under the law or judicial decisions of the State of Washington, which remedy shall include the right to not only collect rent and other sums due and owing under this Lease, but also all other damages incurred as a result of the default by Tenant including, but not limited to, unpaid

Landlord's initials:___             Page 10 of 17            Tenant's Initials:_

                                                                   EXHIBIT 10.29

         Lease obligations which become due and owing less any sums received from a replacement tenant, the cost to restore or repair the Premises as required by the Lease if Tenant has failed to do so, and a pro-rata portion of any commission which is paid in obtaining a replacement tenant.

         15.3 DEFAULT BY LANDLORD. Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after Landlord's receipt of a written notice from Tenant detailing the obligations Tenant maintains Landlord has failed to perform. The nature of Landlord's obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within the thirty (30) day period and thereafter diligently prosecutes the same to completion. In the event of Landlord's default, Tenant may pursue any remedy now or hereafter available to Tenant under the law or judicial decisions of the State of Washington.

16. REMOVAL OF PROPERTY. In the event of any repossession of the Premises, the Landlord shall have the right, but not the obligation, to remove from the Premises all personal property located therein, and may store the same in any place selected by Landlord, including but not limited to a self-storage facility, at the expense of the Tenant, with the right to sell such stored property, with prior written notice to Tenant, after it has been stored for a period of thirty (30) days or more. The proceeds of such sale shall be applied first to the costs of such sale, second to the payment of charges for removal and storage, and third to the payment of any other sums of money which may then be due from Tenant to Landlord, or which may become due as a result of any breach of this Lease or default by Tenant. The balance of the sale proceeds, if any, shall be paid to Tenant.

17. HOLD OVER TENANCY. If, without execution of a new Lease or written extension, Tenant continues to occupy the Premises after the expiration of the term of this Lease, Tenant shall be deemed to be occupying the Premises subject to all of the terms and conditions of this Lease, except (i) the term shall be from month-to-month, which tenancy may be terminated as provided by law, and
(ii) the minimum monthly rent shall be in the amount of One Hundred Twenty-Five Percent of the highest monthly amount which was paid during the expired lease term.

18.      CONDEMNATION

         18.1 TERMINATION BY CONDEMNATION. If the Premises or any portion thereof are taken under the threat of the exercise of the power of eminent domain (all of which is herein referred to as "condemnation"), or under the threat of condemnation, this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever occurs first. If any part of the Premises is taken by condemnation, Landlord may terminate this Lease as of the date the condemning authority takes possession by notice in writing of such election within twenty (20) days after Landlord shall have notified Tenant of the taking.

         18.2 PARTIAL CONDEMNATION. If this Lease is not terminated by Landlord, then it shall remain in full force and effect as to the portion of the Premises remaining, except that the

Landlord's initials:___             Page 11 of 17            Tenant's Initials:_

                                                                   EXHIBIT 10.29

minimum rent payable shall be reduced in the same proportion to that the area of the Premises taken bears to the total area of the Premises prior to the taking.

         18.3 DAMAGES. All awards for the taking of any part of the Premises or any payment made under the threat of the exercise of power of eminent domain shall be the property of Landlord, whether made as compensation for diminution of value of the leasehold or for the taking of the fee or as severance damages; provided, however, that Tenant shall be entitled to any award made for loss of, or damage to, Tenant's trade fixtures and removable personal property.

19. LIENS. Tenant shall keep the Premises free from any liens arising out of any work performed, materials furnished to, or obligations incurred by Tenant, and shall hold Landlord harmless against the same.

20. SALE OF PREMISES BY LANDLORD. In the event of any sale of the Premises, Landlord shall, after purchaser has in writing assumed any and all Landlord's covenants and obligations under this Lease, be relieved of all liability under any and all of its covenants and obligations of this Lease arising out of any act, occurrence or omission occurring after the consummation of such sale; and, the purchaser, at such sale or any subsequent seller of the Premises, shall in writing assume any and all Landlord's covenants and obligation under this Lease.

21. SUBORDINATION. This Lease and all interest of Tenant hereunder is subject to and is hereby subordinated to all present and future mortgages or deeds of trust affecting the Premises. Tenant agrees to execute, at no expense to the Landlord, any reasonable instrument which may be deemed necessary or desirable by the Landlord to further effect the subordination of this Lease to any mortgage or deed of trust. Tenant's refusal to execute a subordination agreement shall be deemed a breach of this Lease by Tenant. In the event of such a breach, Tenant shall pay to Landlord all costs incurred by Landlord in Landlord's effort to obtain compliance, including attorney's fees and all other damages resulting from the breach. Upon a foreclosure and a demand by Landlord's successor, Tenant shall attorn to and recognize such successor as Landlord under this Lease.

22. SIGNS. Tenant, with the prior consent of Landlord which consent shall not be unreasonably withheld, shall be entitled to install, at Tenant's sole cost and expense, the maximum signage allowed under applicable law.

23.      OFFSET STATEMENT

         (a) Tenant shall within ten (10) days of receipt of a written request from Landlord execute, acknowledge and deliver to Landlord a statement in writing certifying (i) that this Lease is unmodified (or, if modified, the nature of such modification) and in full force and effect, (ii) the date to which the rent, security deposit, and other charges are paid in advance, if any, and (iii) that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord (or specifying such defaults, if any, which are claimed). Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises.

Landlord's initials:___             Page 12 of 17            Tenant's Initials:_

                                                                   EXHIBIT 10.29

         (b) Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord's performance, and (iii) that not more than one (1) month's rent has been paid in advance.

         (c) If Landlord desires to finance or refinance the Premises, Tenant shall deliver to any lender designated by Landlord such financial statements of Tenant as may be reasonably required by such lender. Such statements shall include the past three (3) years' financial statements of Tenant. All such financial statements shall be received by Landlord in confidence and shall be used only for the purposes herein set forth.

Tenant's unreasonable refusal to comply with any reasonable request as provided in this Article shall be deemed a breach of this Lease by Tenant. In the event of such a breach, Tenant shall pay to Landlord al costs incurred by Landlord in Landlord's effort to obtain compliance, including attorney's fees, and all other damages resulting from the breach.

24. INTEREST ON PAST DUE OBLIGATIONS. Except as expressly herein provided, all lease obligations in arrears shall bear interest at twelve (12%) percent per annum from the date due.

25. ENTIRE AGREEMENT. It is expressly understood and agreed by Landlord and Tenant that there are no promises, agreements, conditions, understandings, inducements, warranties, or representations, oral or written, expressed or implied, between them other than as herein set forth and that this Lease shall not be modified in any manner except by an instrument in writing and executed by the parties. Failure to exercise any right in one (1) or more instances shall not be construed as a waiver of the right to strict performance.

26. CUMULATIVE REMEDIES. No remedy or election hereunder shall be deemed exclusive, but shall wherever possible, be cumulative with all other remedies at law or in equity.

27. COVENANTS AND CONDITIONS. Each provision of this Lease to be performed by Tenant or Landlord shall be deemed both a covenant and a condition.

28. SEVERABILITY. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

29. ATTORNEY'S FEES. In the event either party requires the services of any attorney in connection with the enforcement of the terms of this Lease, or in the event suit is brought for the recovery of any rent due under this Lease, or for the breach of any covenant or condition of this Lease for the restitution of said Premises to Landlord, and/or eviction of Tenant, during said term or after the expiration thereof, the prevailing party will be entitled to a reasonable sum for attorney's fees and court costs.

30. NOTICES. All notices required under this Lease shall be in writing. Notices shall either be personally served, or delivered by both certified and regular mail to the addresses set forth below. A notice, if sent by U.S. mail, shall be deemed to have been received three (3) days after it is deposited for delivery unless proof of earlier delivery by certified mail receipt exists.

Landlord's initials:___             Page 13 of 17            Tenant's Initials:_

                                                                   EXHIBIT 10.29

Address of Landlord:

         88 Virginia St. # 25
         Seattle, WA 98101

Address of Tenant:

         6640 185th Avenue N.E.
         Redmond, WA 98052

31. RECORDATION. Either Landlord or Tenant may record a memorandum of this Lease.

32. BINDING EFFECT. Subject to the provisions herein, this Lease shall be binding upon and inure to the benefit of the parties, their successors and assigns.

33.      TIME IS OF THE ESSENCE OF THIS AGREEMENT

LANDLORD

THERRIAULT-COGAN, L.L.C., a WA             TENANT
Limited Liability Company

by:  KPM AND ASSOCIATES, a WA Gen.         ETMA CORPORATION, a Washington
Ptshp., member                             Corporation

by: /s/ Kay Cogan Christopher              by: /s/ Kenneth Melanson
    --------------------------------           ---------------------------------
     KAY COGAN CHRISTOPHER                     KENNETH MELANSON, Vice Pres.
     managing partner                          Dated:  1/17/01
     Dated:  1/22/01

and by: THERRIAULT INVESTMENT COMPANY, a
WA Gen. Ptshp., member

by: /s/ Lawrence E. Therriault
    ------------------------------------
    LAWRENCE E. THERRIAULT
    managing partner
    Dated:  1/18/01

Landlord's initials:___             Page 14 of 17            Tenant's Initials:_

                                                                   EXHIBIT 10.29

STATE OF WASHINGTON      )
                         ) ss

COUNTY OF KING           )

On this 22nd day of Jan. 2001, personally appeared before me, KAY COGAN CHRISTOPHER, to me known to be the managing partner of KPM AND ASSOCIATES, a WA Gen. Ptshp., a member of THERRIAULT-COGAN, L.L.C., a Washington Limited Liability Company that executed the within and foregoing instrument, and acknowledged the same to be the free and voluntary act and deed of same corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument.

GIVEN me hand and official seal this 22 day of Jan , 2001.

                             /s/  Holly A. Gooding
                             ---------------------------------------------
                             Print Name  Holly A. Gooding
                             NOTARY PUBLIC in and for the State of
                             Washington, residing at Seattle
                             My commission expires 8/3/04

STATE OF WASHINGTON      )
                         ) ss
COUNTY OF KING           )

On this 18th day of January 2001, personally appeared before me, LAWRENCE E. THERRIAULT to me known to be the managing partner of THERRIAULT INVESTMENT COMPANY, a member of THERRIAULT-COGAN, L.L.C., a Washington Limited Liability Company that executed the within and foregoing instrument, and acknowledged the same to be the free and voluntary act and deed of same corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument.

GIVEN me hand and official seal this 18th day of January , 2001.

                             /s/  Dean W. Coe
                             -----------------------------------------------
                             Print Name  Dean W. Coe
                             NOTARY PUBLIC in and for the State of
                             Washington, residing at Winthrop
                             My commission expires 2-6-04

Landlord's initials:___             Page 15 of 17            Tenant's Initials:_

                                                                   EXHIBIT 10.29

STATE OF WASHINGTON      )
                         ) ss
COUNTY OF KING           )

On this 17th day of January 2001, personally appeared before me KENNETH MELANSON to me known to be the Vice President of ETMA Corporation, a Washington Corporation that executed the within and foregoing instrument, and acknowledged the same to be the free and voluntary act and deed of same corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument.

GIVEN me hand and official seal this 17th day of JANUARY, 2001.

                             /s/ Carolyn Quemuel
                             -----------------------------------------
                             Print Name Carolyn Quemuel
                             NOTARY PUBLIC in and for the State of
                             Washington, residing at Redmond
                             My commission expires 11-15-03

Landlord's initials:___             Page 16 of 17            Tenant's Initials:_

                                    EXHIBIT 1

That portion of Lots 6 and 7, Redmond East Business Campus, according to the plat thereof recorded in Volume 135 of Plats, Pages 16 and 17, in King County, Washington, more particularly described as follows:

Beginning at the southeast corner of said Lot 7;

thence along the east line of said Lot 7 north 01 degrees 17'45" east 278.31 feet to the TRUE POINT OF BEGINNING;

thence north 89 degrees 33'45" west 268.09 feet;

thence north 00 degrees 34'06" east 33.24 feet to the beginning of a tangent curve concave to the southwest having a radius of 150.00 feet;

thence northerly and northwesterly 132.32 feet along said curve through a central angle of 50 degrees 32'38";

thence along a non-tangent line to said curve north 9 degrees 40'54" east 198.39 feet;

thence south 89 degrees 33'45" east 342.46 feet to a point on the east line of said Lot 6 and the beginning of a non-tangent curve concave to the east having a radius of 603.14 feet (the radius point bears south 64 degrees 33'46" east from said beginning);

thence southwesterly and southerly 254.13 feet along the easterly line of said Lot 6 and said curve through a central angle of 24 degrees 08'29";

thence continuing along said easterly line south 01 degrees 17'46" west 98.19 feet to the TRUE POINT OF BEGINNING;

(ALSO KNOWN AS Lot 6, City of Redmond Lot Line Adjustment Number LLR 89-7 as recorded under Recording Number 9207069007).